--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ---------

                                   Form 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                                 -------------

       Date of Report (Date of earliest event reported) November 18, 1998

                                   CULP, INC.

            (Exact name of registrant as specified in its charter)


        North Carolina                  0-12781                56-1001967

 (State or other jurisdiction    (Commission File No.)       (IRS Employer
       of incorporation)                                  Identification No.)



                             101 South Main Street
                       High Point, North Carolina  27260
                   (Address of principal executive offices)
                                (336) 889-5161
             (Registrant's telephone number, including area code)





         (Former name or former address, if changed since last report)





--------------------------------------------------------------------------------

Item 5. Other Events

See attached Press Release (2 pages) and Financial Information Release (10 pages), both dated November 18, 1998, related to the fiscal 1999 second quarter ended November 1, 1998.

Forward  Looking  Information.  This Report  contains  statements  that could be deemed "forward-looking statements" within the meaning of the federal securities laws, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. In addition, the value of the U. S. dollar relative to other
currencies  can  affect  the   ompetitiveness  of  the  Company's  products  in
international markets. Economic and political instability in the international area could also affect the demand for the Company's products.



                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CULP, INC.
                                    (Registrant)


                              By:    Phillip W. Wilson
                                     Vice President and
                                     Chief Financial Officer



Dated:   November 18, 1998

CULP Reports Second Quarter Earnings
Page 1
Nov. 18, 1998


                                                 -MORE-





FOR IMMEDIATE RELEASE

                      CULP REPORTS SECOND QUARTER EARNINGS

              RESULTS SIGNAL IMPROVEMENT COMPARED WITH FIRST PERIOD

HIGH POINT, N.C. (Nov. 18, 1998) Culp, Inc. (NYSE: CFI) today reported net sales and net income for the second quarter of its 1999 fiscal year.

     For the three months ended November 1, 1998, Culp reported that net sales increased 4.3% to $128.2 million compared with $122.9 million a year ago. Net income for the quarter was $1.3 million, or $0.10 per share diluted, compared with $4.5 million, or $0.35 per share diluted, a year ago.

     Net sales for the first half of fiscal 1999 totaled $238.8 million, up 7.4% from $222.4 million in the first six months of fiscal 1998. The company reported a loss for the first half of $1.3 million, or $0.10 per share, compared with net income of $7.4 million, or $0.57 per share diluted, in the year-earlier period.

     "The net income for the second quarter represents a gratifying improvement compared with our corporate performance in the first period," said Robert G. Culp, III, chief executive officer. "We are encouraged by the progress realized to date through the actions taken to restore Culp's profitability. Our focus has included reducing costs and lowering manufacturing capacity, especially related to our international business, to match the lower level of demand that has persisted this year. We did achieve higher sales for the second quarter and first half; but those gains were due to the contributions from acquired operations.

     "Our goal is to realize further progress over the remainder of this fiscal year, but we do not expect the full impact of the changes we have made to become apparent until during fiscal 2000. During the second quarter, we restructured the sales organizations for two of our four business units, Culp Decorative Fabrics and Culp Velvets/Prints. This realignment in marketing personnel was a logical extension of the corporate reorganization that was implemented earlier this year to reflect the expanded size of our business units and to support the company's planned future expansion. The response within our organization has been very supportive of these moves, and that commitment further supports our fundamental confidence about Culp's prospects."

     Culp added, "Some forecasts have emerged that suggest concern about an overall economic slowdown over the next several quarters. The latest trends in factors such as consumer confidence, employment levels and mortgage rates, however, suggest a favorable outlook for overall consumer spending on home furnishings. We are very pleased with the response to the new patterns and textures that Culp introduced to retailers at the recent trade conference. Enhancing the value of our fabrics to manufacturers of furniture and bedding remains our mission, and the continued integration of our expanded design resources with the company's broad manufacturing capabilities is a vital component in our strategy."

     Culp, Inc. is the world's largest manufacturer and marketer of upholstery fabrics for furniture and is a leading producer of mattress ticking for bedding. The Company's fabrics are used primarily in the production of residential and commercial furniture and bedding products.

                                   CULP, INC.
                         Condensed Financial Highlights
                                   (Unaudited)

                                                              Three Months Ended
                                                         November 1,           November 2,
                                                            1998                  1997
Net sales                                             $    128,159,000      $   122,926,000
Net income                                            $      1,307,000      $     4,505,000
Net income per share:
   Basic                                              $           0.10      $          0.36
   Diluted                                            $           0.10      $          0.35
Average shares outstanding:
   Basic                                                    12,995,000           12,668,000
   Diluted                                                  13,120,000           12,980,000

                                                              Six Months Ended
                                                         November 1,           November 2,
                                                            1998                  1997
Net sales                                             $    238,826,000      $   222,424,000
Net income (loss)                                     $     (1,333,000)     $     7,355,000
Net income (loss) per share:
   Basic                                              $          (0.10)     $          0.58
   Diluted                                            $          (0.10)     $          0.57
Average shares outstanding:
   Basic                                                    12,998,000           12,649,000
   Diluted                                                  13,175,000           12,953,000



This release contains statements that could be deemed "forward-looking statements," within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Because of the increasing percentage of the company's sales derived by international shipments, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the company's products.

                                      -END-

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
 FOR THE THREE MONTHS AND SIX MONTHS ENDED NOVEMBER 1, 1998 AND NOVEMBER 2, 1997

                (Amounts in Thousands, Except for Per Share Data)

                                                                      THREE MONTHS ENDED (UNAUDITED)
                                             ---------------------------------------------------------------------------------

                                                        Amounts                                          Percent of Sales
                                             -------------------------------                       -----------------------------
                                              November 1,     November 2,        % Over
                                                 1998             1997          (Under)               1999            1998
                                             --------------  ---------------  -------------        --------------  -------------

Net sales                                 $        128,159          122,926         4.3  %               100.0  %         100.0  %
Cost of sales                                      107,685          100,191         7.5  %                84.0  %          81.5  %
                                             --------------  ---------------  -------------        --------------    -------------
         Gross profit                               20,474           22,735        (9.9) %                16.0  %          18.5  %

Selling, general and
  administrative expenses                           15,474           13,632        13.5  %                12.1  %          11.1  %
                                             --------------  ---------------  -------------        --------------    -------------
         Income from operations                      5,000            9,103       (45.1) %                 3.9  %           7.4  %

Interest expense                                     2,464            1,820        35.4  %                 1.9  %           1.5  %
Interest income                                        (19)             (72)      (73.6) %                (0.0) %          (0.1) %
Other expense (income), net                            604              425        42.1  %                 0.5  %           0.3  %
                                             --------------  ---------------  -------------        --------------    -------------
         Income before income taxes                  1,951            6,930       (71.8) %                 1.5  %           5.6  %

Income taxes  *                                        644            2,425       (73.4) %                33.0  %          35.0  %
                                             --------------  ---------------  -------------        --------------    -------------
         Net income                       $          1,307            4,505       (71.0) %                 1.0  %           3.7  %
                                             ==============  ===============  =============        ==============    =============

Net income per share                                 $0.10            $0.36       (72.2) %
Net income per share, assuming dilution              $0.10            $0.35       (71.4) %
Dividends per share                                 $0.035           $0.035         0.0  %
Average shares outstanding                          12,995           12,668         2.6  %
Average shares outstanding, assuming dilution       13,120           12,980         1.1  %



                                                                       SIX MONTHS ENDED (UNAUDITED)
                                             ---------------------------------------------------------------------------------

                                                        Amounts                                          Percent of Sales
                                             -------------------------------                       -----------------------------
                                              November 1,     November 2,        % Over
                                                 1998             1997          (Under)               1999            1998
                                             --------------  ---------------  -------------        --------------  ----------

Net sales                                 $        238,826          222,424          7.4  %              100.0  %      100.0  %
Cost of sales                                      204,741          182,956         11.9  %               85.7  %       82.3  %
                                             --------------  ---------------  -------------        --------------  ------------
         Gross profit                               34,085           39,468        (13.6) %               14.3  %       17.7  %

Selling, general and
  administrative expenses                           29,947           24,548         22.0  %               12.5  %       11.0  %
                                             --------------  ---------------  -------------        --------------  ------------
         Income from operations                      4,138           14,920        (72.3) %                1.7  %        6.7  %

Interest expense                                     4,825            3,100         55.6  %                2.0  %        1.4  %
Interest income                                        (72)            (162)       (55.6) %               (0.0) %       (0.1) %
Other expense (income), net                          1,374              667        106.0  %                0.6  %        0.3  %
                                             --------------  ---------------  -------------        --------------  ------------
         Income (loss) before income taxes          (1,989)          11,315       (117.6) %               (0.8) %        5.1  %

Income taxes  *                                       (656)           3,960       (116.6) %               33.0  %       35.0  %
                                             --------------  ---------------  -------------        --------------  ------------

         Net income (loss)                $         (1,333)           7,355       (118.1) %               (0.6) %        3.3  %
                                             ==============  ===============  =============        ==============  ============

Net income (loss) per share                         ($0.10)            $0.58      (117.2) %
Net income (loss) per share, assuming dilution      ($0.10)            $0.57      (117.5) %
Dividends per share                                  $0.07             $0.07         0.0  %
Average shares outstanding                          12,998            12,649         2.8  %
Average shares outstanding, assuming dilution       13,175            12,953         1.7  %


* Percent of sales column is calculated as a % of income (loss) before income taxes.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                           CONSOLIDATED BALANCE SHEETS
               NOVEMBER 1, 1998, NOVEMBER 2, 1997 AND MAY 3, 1998
                                    Unaudited
                             (Amounts in Thousands)

                                                                Amounts
                                                 ---------------------------------    Increase (Decrease)               * May 3,
                                                     November 1,      November 2,   --------------------------------
                                                        1998             1997            Dollars         Percent           1998
                                                 ----------------  ---------------  ----------------    -------------  ------------

Current assets
       Cash and cash investments               $       1,177            1,209               (32)        (2.6) %           2,312
       Accounts receivable                            72,998           74,314            (1,316)        (1.8) %          73,773
       Inventories                                    72,392           70,192             2,200          3.1  %          78,594
       Other current assets                            7,230            6,136             1,094         17.8  %           7,808
                                                 ------------  ---------------  ----------------    -------------  ------------
                  Total current assets               153,797          151,851             1,946          1.3  %         162,487

Restricted investments                                 3,409            8,258            (4,849)       (58.7) %           4,021
Property, plant & equipment, net                     126,050          107,377            18,673         17.4  %         128,805
Goodwill                                              54,433           49,778             4,655          9.4  %          55,162
Other assets                                           4,333            3,715               618         16.6  %           4,340
                                                 ------------  ---------------  ----------------    -------------  ------------

                  Total assets                 $     342,022          320,979            21,043          6.6  %         354,815
                                                 ============  ===============  ================    =============  ============



Current liabilities
       Current maturities of long-term  debt   $       1,678              100             1,578      1,578.0  %           3,325
       Accounts payable                               32,640           36,709            (4,069)       (11.1) %          37,214
       Accrued expenses                               17,143           15,175             1,968         13.0  %          17,936
       Income taxes payable                                0            1,034            (1,034)      (100.0) %           1,282
                                                 ------------  ---------------  ----------------    -------------  ------------
                  Total current liabilities           51,461           53,018            (1,557)        (2.9) %          59,757


Long-term debt                                       150,210          139,991            10,219          7.3  %         152,312

Deferred income taxes                                 11,227            9,965             1,262         12.7  %          11,227
                                                 ------------  ---------------  ----------------    -------------  ------------
                  Total liabilities                  212,898          202,974             9,924          4.9  %         223,296

Shareholders' equity                                 129,124          118,005            11,119          9.4  %         131,519
                                                 ------------  ---------------  ----------------    -------------  ------------
                  Total liabilities and
                  shareholders' equity         $     342,022          320,979            21,043          6.6  %         354,815
                                                 ============  ===============  ================    =============  ============

Shares outstanding                                    12,995           12,687               308          2.4  %          13,007
                                                 ============  ===============  ================    =============  ============


* Derived from audited financial statements.

                              CULP, INC. FINANCIAL
                               INFORMATION RELEASE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE SIX MONTHS ENDED NOVEMBER 1, 1998 AND NOVEMBER 2, 1997
                                    Unaudited
                             (Amounts in Thousands)


                                                                                    SIX MONTHS ENDED
                                                                            ----------------------------------

                                                                                        Amounts
                                                                            --------------------------------
                                                                             November 1,      November 2,
                                                                                 1998             1997
                                                                            ---------------  ---------------

Cash flows from operating activities:
     Net income  (loss)                                                $           (1,333)           7,355
     Adjustments to reconcile net income (loss) to net
        cash provided by (used in) operating activities:
            Depreciation                                                            9,198            6,869
            Amortization of intangible assets                                         829              533
            Changes in assets and liabilities:
                Accounts receivable                                                   775          (17,623)
                Inventories                                                         6,202          (11,813)
                Other current assets                                                  578             (686)
                Other assets                                                          (93)            (188)
                Accounts payable                                                   (2,395)          10,668
                Accrued expenses                                                     (793)             295
                Income taxes payable                                               (1,282)            (546)
                                                                            ---------------  ---------------
                    Net cash provided by (used in) operating activities            11,686           (5,136)
                                                                            ---------------  ---------------
Cash flows from investing activities:
     Capital expenditures                                                          (6,443)         (19,216)
     Purchases of restricted investments                                              (66)          (8,662)
     Purchase of investments to fund deferred compensation liability                    0             (581)
     Sale of restricted investments                                                   678           11,422
     Business acquired                                                                  0          (36,628)
                                                                            ---------------  ---------------
                    Net cash used in investing activities                          (5,831)         (53,665)
                                                                            ---------------  ---------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                       2,535           63,500
     Principal payments on long-term debt                                          (6,284)             (50)
     Change in accounts payable-capital expenditures                               (2,179)          (3,862)
     Dividends paid                                                                  (910)            (889)
     Common stock issued (purchased)                                                 (152)             481
                                                                            ---------------  ---------------
                    Net cash provided by (used in) financing activities            (6,990)          59,180
                                                                            ---------------  ---------------

Increase (decrease) in cash and cash investments                                   (1,135)             379

Cash and cash investments at beginning of period                                    2,312              830
                                                                            ---------------  ---------------

Cash and cash investments at end of period                             $            1,177            1,209
                                                                            ===============  ===============



                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL ANALYSIS
                                NOVEMBER 1, 1998

                                           FISCAL 98                            FISCAL 99
                                         -------------   ---------------------------------------------------------   ---------------
                                              Q2              Q1             Q2            Q3            Q4               LTM
                                         -------------   ---------------------------------------------------------   ---------------

INVENTORIES
        Inventory turns                           6.1              4.9            5.7

RECEIVABLES
        Days sales in  receivables                 55               48             52
        Percent current & less than 30
          days past due                         97.8%            93.8%          94.9%
WORKING CAPITAL
        Current ratio                             2.9              3.1            3.0
        Working capital turnover (4)              4.8              4.5            4.4
        Operating working capital (4)        $107,797         $111,481       $112,750

PROPERTY, PLANT & EQUIPMENT
        Depreciation rate                        7.4%             7.7%           8.4%
        Percent property,
          plant & equipment are depreciated     45.3%            43.8%          45.0%
        Capital expenditures                  $35,879 (1)       $2,858         $3,585

PROFITABILITY
        Return on average total capital         10.0%           (1.6%)           4.2%                                          4.8%
        Return on average equity                15.6%           (8.1%)           4.1%                                          5.4%
        Net income (loss) per share             $0.36          ($0.20)          $0.10                                         $0.53
        Net income (loss) per share (diluted)   $0.35          ($0.20)          $0.10                                         $0.52


LEVERAGE (3)
        Total liabilities/equity               172.0%           167.2%         164.9%
        Funded debt/equity                     111.7%           119.7%         115.0%
        Funded debt/capital employed            52.8%            54.5%          53.5%
        Funded debt                          $131,833         $153,559       $148,479
        Funded debt/EBITDA (LTM) (6)              3.1             3.75           3.95
        EBITDA/Interest expense, net (LTM)        8.5              4.9            4.2

OTHER
        Book value per share                    $9.30            $9.87          $9.94
        Employees at quarter end                3,554            4,230          4,014
        Sales per employee (annualized)      $146,000         $103,000       $124,000
        Capital employed (3)                 $249,838         $281,831       $277,603
        Effective income tax rate               35.0%            33.0%          33.0%
        EBITDA (2)                            $12,643           $3,142         $9,649                                       $35,977
        EBITDA/net sales                        10.3%             2.8%           7.5%                                          7.3%

  (1) Expenditures for entire year
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Long-term debt, funded debt and capital employed are all net of restricted investments.
  (4) Working capital for this calculation is accounts receivable, inventories and accounts payable.
  (5) LTM represents "Latest Twelve Months"
  (6) EBITDA includes capitalized interest and pro forma amounts for Wetumpka and Artee acquisitions.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     SALES BY PRODUCT CATEGORY/BUSINESS UNIT
 FOR THE THREE MONTHS AND SIX MONTHS ENDED NOVEMBER 1, 1998 AND NOVEMBER 2, 1997
                             (Amounts in thousands)

                                                            THREE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------

                                                Amounts                                Percent of Total Sales
                                       --------------------------                    ----------------------------
                                       November 1,   November 2,        % Over
Product Category/Business Unit            1998          1997           (Under)        1999            1998
------------------------------------   ------------  ------------   ---------------  -------------   ------------

Upholstery Fabrics
    Culp Decorative Fabrics         $       59,573        56,781         4.9  %          46.5 %          46.2 %
    Culp Velvets/Prints                     38,728        43,928       (11.8) %          30.2 %          35.7 %
                                       ------------  ------------   ---------------  -------------   ------------
                                            98,301       100,709        (2.4) %          76.7 %          81.9 %

Mattress Ticking
    Culp Home Fashions                      23,491        22,217         5.7  %          18.3 %          18.1 %

Yarn
   Culp Yarn                                 6,367             0       100.0  %           5.0 %           0.0 %
                                       ------------  ------------   ---------------  -------------   ------------

                                  * $      128,159       122,926         4.3  %         100.0 %         100.0 %
                                       ============  ============   ===============  =============   ============


                                                             SIX MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------

                                                Amounts                                Percent of Total Sales
                                       --------------------------                    ----------------------------
                                       November 1,   November 2,        % Over
Product Category/Business Unit            1998          1997           (Under)        1999            1998
------------------------------------   ------------  ------------   ---------------  -------------   ------------

Upholstery Fabrics
    Culp Decorative Fabrics         $      111,018        96,595        14.9  %          46.5 %          43.4 %
    Culp Velvets/Prints                     68,722        82,325       (16.5) %          28.8 %          37.0 %
                                       ------------  ------------   ---------------  -------------   ------------
                                           179,740       178,920         0.5  %          75.3 %          80.4 %

Mattress Ticking
    Culp Home Fashions                      46,123        43,504         6.0  %          19.3 %          19.6 %

Yarn
   Culp Yarn                                12,963             0       100.0  %           5.4 %           0.0 %
                                       ------------  ------------   ---------------  -------------   ------------

                                  * $      238,826       222,424         7.4  %         100.0 %         100.0 %
                                       ============  ============   ===============  =============   ============


* U.S. sales were $94,472 and $87,622 for the second quarter of fiscal 1999 and fiscal 1998, respectively; and $178,782 and $162,029 for the six months of fiscal 1999 and fiscal 1998, respectively. The percentage increase in U.S. sales was 7.8% for the second quarter and an increase of 10.3% for the six months.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     INTERNATIONAL SALES BY GEOGRAPHIC AREA
 FOR THE THREE MONTHS AND SIX MONTHS ENDED NOVEMBER 1, 1998 AND NOVEMBER 2, 1997
                             (Amounts in thousands)


                                                               THREE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------------

                                                  Amounts                                   Percent of Total Sales
                                       -------------------------------                   ------------------------------
                                        November 1,      November 2,       % Over
         Geographic Area                    1998            1997           (Under)         1999             1998
----------------------------------     ---------------  --------------  --------------   -------------     ------------
North America (Excluding USA)     $             8,502           8,162        4.2  %           25.2 %           23.1 %
Europe                                          7,223           6,624        9.0  %           21.4 %           18.8 %
Middle East                                    10,060           7,439       35.2  %           29.9 %           21.1 %
Far East & Asia                                 5,435           9,720      (44.1) %           16.1 %           27.5 %
South America                                   1,238           1,216        1.8  %            3.7 %            3.4 %
All other areas                                 1,229           2,143      (42.7) %            3.6 %            6.1 %
                                       ---------------  --------------  --------------   -------------     ------------

                                  $            33,687          35,304       (4.6) %          100.0 %          100.0 %
                                       ===============  ==============  ==============   =============     ============


                                                                SIX MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------------

                                                  Amounts                                   Percent of Total Sales
                                       -------------------------------                   ------------------------------
                                        November 1,      November 2,       % Over
         Geographic Area                    1998            1997           (Under)         1999             1998
----------------------------------     ---------------  --------------  --------------   -------------     ------------
North America (Excluding USA)     $            15,755          15,206        3.6  %           26.2 %           25.2 %
Europe                                         10,906          11,125       (2.0) %           18.2 %           18.4 %
Middle East                                    18,360          14,003       31.1  %           30.6 %           23.2 %
Far East & Asia                                10,303          15,662      (34.2) %           17.2 %           25.9 %
South America                                   2,238           1,462       53.1  %            3.7 %            2.4 %
All other areas                                 2,482           2,937      (15.5) %            4.1 %            4.9 %
                                       ---------------  --------------  --------------   -------------     ------------

                                  $            60,044          60,395       (0.6) %          100.0 %          100.0 %
                                       ===============  ==============  ==============   =============     ============


International sales, and the percentage of total sales, for each of the last seven fiscal years follows: fiscal 1992-$ 37,913 (20%); fiscal 1993-$ 41,471 (21%); fiscal 1994-$ 44,038 (18%); fiscal 1995-$ 57,971 (19%); fiscal 1996-$
77,397 (22%);  fiscal 1997-$  101,571  (25%);  and fiscal 1998-$ 137,223 (29%) .
International sales for the second quarter represented 26.3% and 28.7% for 1999 and 1998, respectively. Year-to-date international sales represented 25.1% and 27.2% of total sales for 1999 and 1998, respectively.

                                   Culp, Inc.
                     SALES BY BUSINESS UNIT - TREND ANALYSIS
                              1997 vs 1998 vs 1999
                                    Unaudited
                             (Amounts in thousands)

                                                    Fiscal 1997                                             Fiscal 1998
                             ---------------------------------------------------  --------------------------------------------------
  Product Category/Business    Q1         Q2         Q3        Q4       TOTAL       Q1        Q2         Q3        Q4       TOTAL
            Units
-----------------------------

Upholstery Fabrics
    Culp Decorative Fabrics    38,966     45,723     39,342    43,699    167,730    39,814    56,781     53,415    60,155    210,165
    Culp Velvets/Prints        34,867     40,233     40,387    40,980    156,467    38,397    43,928     44,020    45,044    171,389
                             ---------------------------------------------------  --------------------------------------------------
                               73,833     85,956     79,729    84,679    324,197    78,211   100,709     97,435   105,199    381,554

Mattress Ticking
    Culp Home Fashions         16,696     19,248     17,739    20,999     74,682    21,287    22,217     20,261    23,520     87,285

Yarn
    Culp Yarn                       -          -          -         -          -         -         -        761     7,115      7,876
                             ---------------------------------------------------  --------------------------------------------------

                               90,529    105,204     97,468   105,678    398,879    99,498   122,926    118,457   135,834    476,715
                             ===================================================  ==================================================


                   Percent increase(decrease) from prior year:
Product Category/Business Units
--------------------------------------------------------------------------------  --------------------------------------------------

Upholstery Fabrics
    Culp Decorative Fabrics      18.3       12.4        0.2     (4.4)        5.8       2.2      24.2       35.8      37.7       25.3
    Culp Velvets/Prints          48.2       25.4       26.9       7.1       24.5      10.1       9.2        9.0       9.9        9.5
                             ---------------------------------------------------  --------------------------------------------------
                                 30.8       18.1       12.2       0.8       14.0       5.9      17.2       22.2      24.2       17.7

Mattress Ticking
    Culp Home Fashions            5.1        7.4       15.3      15.5       10.8      27.5      15.4       14.2      12.0       16.9

Yarn
    Culp Yarn                       -          -          -         -          -         -         -      100.0     100.0      100.0
                             ---------------------------------------------------  --------------------------------------------------

                                 25.1       16.0       12.7       3.4       13.4       9.9      16.8       21.5      28.5       19.5
                             ===================================================  ==================================================

    Overall Growth Rate

Internal (without acquisitions)  25.1       16.0       12.7       3.4       13.4       9.9       6.6        9.2      11.6        9.3
External                            -          -          -         -          -         -      10.2       12.3      16.9       10.2
                             ---------------------------------------------------  --------------------------------------------------

                                 25.1       16.0       12.7       3.4       13.4       9.9      16.8       21.5      28.5       19.5
                             ===================================================  ==================================================


                                Culp, Inc.
                     SALES BY BUSINESS UNIT - TREND ANALYSIS
                              1997 vs 1998 vs 1999
                                    Unaudited
                             (Amounts in thousands)

                                                        Fiscal 1999
  Product Category/Business        -------------------------------------------------------
            Units                      Q1          Q2          Q3         Q4      TOTAL
-------------------------------

Upholstery Fabrics
    Culp Decorative Fabrics             51,445       59,573                        111,018
    Culp Velvets/Prints                 29,994       38,728                         68,722
                                    -------------------------------------------------------
                                        81,439       98,301                        179,740

Mattress Ticking
    Culp Home Fashions                  22,632       23,491                         46,123

Yarn
    Culp Yarn                            6,596        6,367                         12,963
                                    -------------------------------------------------------

                                       110,667      128,159                        238,826
                                    =======================================================


                   Percent increase(decrease) from prior year:
Product Category/Business Units



Upholstery Fabrics
    Culp Decorative Fabrics               29.2          4.9                           14.9
    Culp Velvets/Prints                  (21.9)       (11.8)                         (16.5)
                                    -------------------------------------------------------
                                           4.1        (2.4)                            0.5

Mattress Ticking
    Culp Home Fashions                     6.3          5.7                            6.0

Yarn
    Culp Yarn                            100.0        100.0                          100.0
                                    -------------------------------------------------------

                                          11.2          4.3                            7.4
                                    =======================================================

    Overall Growth Rate

Internal (without acquisitions)           (4.6)        (0.9)                          (2.5)
External                                  15.8          5.2                            9.9
                                    =======================================================
                                          11.2          4.3                            7.4
                                    =======================================================


                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
 for the three and six month periods ended November 1, 1998 and November 2, 1997


INCOME STATEMENT COMMENTS

     GENERAL - Net sales increased 4.3% to $128.2 million, and the company reported net income of $1.3 million compared with net income of $4.5 million for the second quarter of last year. Net sales for the quarter, excluding Artee Industries, decreased .9% versus the same quarter of last year. Artee Industries was acquired at the beginning of the fourth quarter of fiscal 1998. For the six months ended November 1, 1998, the company reported a loss of $1.3 million, or $0.10 per share, compared with net income of $7.4 million, or $0.57 per share diluted, in the year-earlier period.

In building its business the company has emphasized several key competitive strengths:

     Broad Product Offering - marketing one of the broadest product lines in the upholstery fabrics and mattress ticking industry. Through its extensive manufacturing capabilities, the company competes in every major category of the industry except leather;

     Diverse Global Customer Base - penetrating other end-use markets in addition to U. S. residential furniture, such as bedding, international, commercial furniture and juvenile furniture; sales to these other markets accounted for approximately 52% of net sales for the quarter. No one customer accounted for more than 7% of net sales during the second quarter of fiscal 1999;

     Design Innovation - investing in the design of new patterns and textures. The company has significantly increased resources (both designers and computer-aided design (CAD) systems) in the design and product development areas in each business unit. In January 1998, the company opened its state-of-the-art design center in Burlington, North Carolina. The facility enabled most of the company's design resources to be consolidated into one facility which offers advanced CAD systems for the design process;

     Vertical Integration - realizing additional manufacturing integration by developing or acquiring resources for producing an increasing proportion of the raw material components that are used in the manufacture of its products; and

     Ability to Integrate Acquisitions - investing in selective acquisitions complementary to existing business units.

     NET SALES - Compared with the second quarter of last year, upholstery fabric sales decreased 2.4% to $98.3 million; mattress ticking sales increased 5.7% to $23.5 million; and yarn sales contributed $6.4 million for the quarter
(See Sales by Business Unit schedule on Page 5 and Sales by Business Unit - Trend Analysis on Page 7). International sales were down 4.6% for the quarter. A significant decline in sales to the Far East/Asia (principally Russia) was offset by higher shipments to the Middle East.

     The decline in sales of upholstery fabrics was due principally to a pronounced slowdown in international sales of wet and heat-transfer printed flock fabrics. This trend, which the company believes has also affected other manufacturers of upholstery fabrics, became apparent after the close of fiscal 1998 and has been persistent thus far in fiscal 1999. A large percentage of the company's sales of this product line were being shipped directly or indirectly to customers in the emerging markets of Russia and other former Soviet countries, India and Eastern Europe. All of these areas are generally experiencing very weak economic conditions which, in turn, have affected demand for furniture and other home furnishings. The company has significantly curtailed production schedules for these fabrics and has shifted its marketing focus for this product category to geographic areas where demand is more favorable. The company is seeking to build a diversified geographic base of customers internationally to minimize the exposure to economic uncertainties in any single geographic area.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
 for the three and six month periods ended November 1, 1998 and November 2, 1997



     The increased sales by Culp Home Fashions during the second quarter marked a continuation of the longer-term expansion that this business unit has experienced. Culp's growth in sales has been driven by the introduction of new designs and fabric constructions as well as the advantages of the company's vertical integration. In particular, Culp's ability to manufacture the jacquard greige, or unfinished, goods that are then printed to produce mattress ticking has aided the company in meeting faster delivery schedules and providing improved overall customer service.

     GROSS PROFIT - Gross profit declined 9.9% for the quarter versus a year ago. The decline was due principally to lower margins at the Culp Decorative Fabrics and Culp Velvets/Prints units. Factors contributing to reduced profitability of Culp Decorative Fabrics include lower-than-expected sales and competitive pressure on pricing, especially in the jacquard product category. The lower gross profit at Culp Velvets/Prints was due to the unexpectedly sharp decline in international sales of printed flock fabrics. Although this business unit has taken substantial steps to reduce operating expenses, it continued to be affected by excess manufacturing capacity and lower absorption of fixed costs during the second quarter.

     To help offset the pressure on gross margins, the company has instituted a number of actions. A major change involved a reorganization from six to four business units during the first quarter. This new corporate alignment grouped related operations together and was accompanied by several changes in managerial positions. Steps underway to improve profitability that are related to this realignment include a significant reduction in the capacity for manufacturing printed flock fabrics, comprehensive programs to reduce inventories and an intense effort to reduce operating expenses and raise productivity.

     S,G&A EXPENSES - S,G&A expenses for the second quarter rose as a percentage of sales to 12.1% from 11.1 % for the same period of last year. This increase was due principally to the shortfall in sales from the volume that the company had planned to support. The increase in absolute dollars from a year ago resulted from the Artee acquisition, investment in additional design resources, increased costs in sampling new product and higher costs for credit expenses.

     INTEREST EXPENSE - Interest expense increased 35.4% compared with the year-earlier quarter due to higher average borrowings outstanding. The increased borrowings related principally to the acquisitions during fiscal 1998 of Phillips Mills and Artee Industries and the relatively high level of capital expenditures in fiscal 1998.

     OTHER EXPENSE (INCOME), NET - Other expense (income) increased to $604,000 from $425,000 in the year-earlier quarter. A major factor contributing to the increase was amortization of goodwill due to the acquisitions during fiscal 1998.

     INCOME TAXES - The effective tax rate for the quarter was 33.0% compared with 35.0% for the prior year.

     EBITDA - EBITDA for the quarter decreased to $9.6 million from $12.6 million for last year's second quarter and represented 7.5% of net sales compared with 10.3% of net sales for the same period of last year.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
 for the three and six month periods ended November 1, 1998 and November 2, 1997



BALANCE SHEET COMMENTS

     WORKING CAPITAL - Accounts receivable decreased 1.8% from November 2, 1997, while sales increased 4.3% for the second quarter. Day's sales outstanding represented 52 days, down from 55 days at November 2, 1997, and up from 49 days at May 3, 1998. Additionally, the aging of accounts receivable was 94.9 % current and less than 30 days past due versus 97.8% at November 2, 1997. Inventories increased 3.1 % from November 2, 1997, and inventory turns were 5.7 versus 6.1 for last year's second quarter. The inventory increase is due to the acquisition of Artee Industries, partially offset by a decrease in upholstery fabric inventories. Operating working capital (comprised of accounts receivable, inventory and accounts payable) increased to $112.7 million at November 1, 1998, for the reasons mentioned above, from $107.8 million at November 2, 1997. The balance at May 3, 1998 was $115.2 million.

     PROPERTY,   PLANT  AND  EQUIPMENT  -  For  fiscal  1999,  the  company  has significantly reduced its planned capital spending to $10-$15 million as compared with $35.9 million spent in fiscal 1998. Culp is focused instead on improving the results of the investments made during fiscal 1997 and fiscal 1998. The two largest projects that are currently underway for fiscal 1999 are:
(a) completion of the polypropylene yarn extrusion expansion, which began in early fiscal 1998; and (b) building expansions in the Culp Home Fashions business unit to accommodate the continuing growth that is expected in the company's sales of mattress ticking. Depreciation for fiscal 1999 is currently estimated to be approximately $19 million.

     LONG-TERM DEBT - The company's funded debt-to-capital ratio was 53.5% at November 1, 1998, up from 52.8% at November 2, 1997, and even with 53.5% at May 3, 1998. Funded debt was $148.5 million at November 1, 1998, up from $131.8 million at November 2, 1997 and down from $151.6 million at May 3, 1998. (Funded debt equals long-term debt, including current maturities, less restricted investments, which represent unspent IRB funds). The decrease in funded debt from May 3, 1998 resulted primarily from an operating cash flow of $11.7 million, offset by capital expenditures of $6.4 million and a decrease in accounts payable related to capital expenditures of $2.2 million.